ADOPTION AGREEMENT FOR

                            AUTOMATIC DATA PROCESSING
                     NON-STANDARDIZED 401(K) PROFIT SHARING
                                 PLAN AND TRUST

     The undersigned Employer adopts the Automatic Data Processing Non-Standardized 401(k) Profit Sharing Plan and Trust for those Employees who shall qualify as Participants hereunder, to be known as the

A1     Exelixis,  Inc.  401(k)  Plan
       -----------------------------
           (Enter  Plan  Name)

It shall be effective as of the date specified below. The Employer hereby selects the following Plan specifications:

CAUTION: The failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.

EMPLOYER  INFORMATION


B1          Name  of  Employer  Exelixis,  Inc.
                                ---------------


B2          Address  170  Harbor Way  P.  O.  Box  0511
                     ----------------------------------

                     San  Francisco,         CA            94083-0511
                     -----------------      -----          ----------
                           City             State              Zip

            Telephone   650-837-7000
                       -------------

B3     Employer  Identification  Number  04-3257395
                                         ----------

B4     Date  Business  Commenced  November  15,  1994
                                  -------------------

B5     TYPE  OF  ENTITY

     a. ( ) S Corporation
     b. ( ) Professional Service Corporation
     c. (X) Corporation
     d. ( ) Sole Proprietorship
     e. ( ) Partnership
     f. ( ) Other

     AND,  is  the  Employer  a  member  of
          g.  a  controlled  group?  (X)  Yes  (  )  No
          h.  an  affiliated  service  group?  (  )  Yes  (X)  No

B6     NAME(S)  OF  TRUSTEE(S)

     a. State Street Bank
       --------------------

     b.
       --------------------
     c.
       --------------------
     d.
       --------------------
     e.
       --------------------

B7     TRUSTEES'  ADDRESS

     a. ( ) Use Employer Address

     b. (X) 200 Newport Avenue, Q3N
            ---------------------------
                    Street

            North  Quincy     ,      Massachusetts           02171
            --------------           --------------         -------
                 City                    State                Zip

B8     LOCATION  OF  EMPLOYER'S  PRINCIPAL  OFFICE:

     a. (X) State b. ( ) Commonwealth of c. California and this Plan
                                            ----------
            and  Trust  shall  be  governed  under  the  same.

B9     EMPLOYER  FISCAL  YEAR  means  the  12  consecutive  month  period:

       Commencing  on  a.    January  1      (e.g.,  January  1st)  and
                          ---------------
                           month     day

       ending  on  b.  December  31     .
                      -------------
                      month     day

PLAN  INFORMATION

C1     EFFECTIVE  DATE

          This Adoption Agreement of the Automatic Data Processing Non-Standardized 401(k)
          Profit  Sharing  Plan  and  Trust  shall:

          a. ( ) establish a new Plan and Trust effective as of (hereinafter called the "Effective Date").

          b. (X) constitute an amendment and restatement in its entirety of a previously established qualified Plan and Trust of the Employer which was effective February 1, 1998 (hereinafter called the "Effective
                          ------------------
          Date"). Except as specifically provided in the Plan, the effective date of this amendment and restatement is October 1, 2001(For TRA '86
                                                     ---------------
          amendments,  enter  the  first day of the first Plan Year beginning in
          1989).

C2     PLAN  YEAR  means  the  12  consecutive  month  period:

          Commencing  on  a.  January  1  (e.g.,  January  1st)  and
                             -----------

          ending  on  b.  December  31  .
                         -------------

          IS  THERE  A  SHORT  PLAN  YEAR?

          c.  (X)  No
          d.  (  )  Yes,  beginning
                                   -----------
                    and  ending
                               ---------------

C3     ANNIVERSARY  DATE  of  Plan  (Annual  Valuation  Date)

          a.  December  31
              -------------
               month  day

C4     PLAN  NUMBER  assigned  by  the  Employer  (select  one)

          a.  (X)  001  b.  (  )  002  c.  (  )  003  d.  (  )  Other
                                                                      ---------

C5 NAME OF PLAN ADMINISTRATOR (Document provides for the Employer to appoint an Administrator. If none is named, the Employer will become the Administrator.)

          a.  (X)  Employer  (Use  Employer  Address)

          b.  (  )  Name

          Address  (  )  Use  Employer  Address

                   ------------------------------------------------------------

                   --------------------,     ----------------   ---------------

                         City                     State                Zip

                   Telephone
                            ---------------------------------------------------

                   Administrator's  I.D.  Number
                                                -------------------------------

C6     PLAN'S  AGENT  FOR  SERVICE  OF  LEGAL  PROCESS

          a.  (X)  Employer  (Use  Employer  Address)

          b.  (  )  Name
                        -------------------------------------------------------

                    Address
                           ----------------------------------------------------

                           ----------------------------------------------------

ELIGIBILITY,  VESTING  AND  RETIREMENT  AGE


D1     ELIGIBLE  EMPLOYEES  (Plan  Section  1.15)  shall  mean:

          a.  ( ) all Employees who have satisfied the eligibility requirements.
          b. (X) all Employees who have satisfied the eligibility requirements except those checked below:

               1.  (  )  Employees  paid  by  commissions  only.
               2.  (  )  Employees  hourly  paid.
               3.  (  )  Employees  paid  by  salary.
               4. ( ) Employees whose employment is governed by a collective bargaining agreement between the Employer and "employee representatives" under which retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.
               5.  (  )  Highly  Compensated  Employees.
               6. ( ) Employees who are non-resident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).
               7.  (X)  Other  Leased  employee,  temps  or  interns
                        --------------------------------------------

          NOTE: For purposes of this section, the term Employee shall include all Employees of this Employer and any leased employees deemed to be Employees under Code Section 414(n) or 414(o).

D2     EMPLOYEES  OF  AFFILIATED  EMPLOYERS  (Plan  Section  1.16)

          Employees  of  Affiliated  Employers:

          a.  (X)  will  not  or  N/A
          b.  ( )  will

          be  treated  as  Employees  of  the  Employer  adopting  the  Plan.

          NOTE: If D2b is elected, each Affiliated Employer should execute this Adoption Agreement as a Participating Employer.

D3     HOURS  OF  SERVICE (Plan Section 1.31) will be determined on the basis of the method selected below. Only one method may be selected. The method selected will be applied to all Employees covered under the Plan.

          a. ( ) On the basis of actual hours for which an Employee is paid or entitled to payment.
          b. ( ) On the basis of days worked. An Employee will be credited with ten (10) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the day.
          c. ( ) On the basis of weeks worked. An Employee will be credited forty-five (45) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the week.
          d. ( ) On the basis of semi-monthly payroll periods. An Employee will be credited ninety-five (95) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.
          e. (X) On the basis of months worked. An Employee will be credited one hundred ninety (190) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

D4     CONDITIONS  OF  ELIGIBILITY  (Plan  Section  3.1)
       (Check  either  a  OR  b  and  c,  and  if  applicable,  d)

          Any Eligible Employee will be eligible to participate in the Plan if such Eligible Employee has satisfied the service and age requirements, if any, specified below:

          a.  (  )  NO  AGE  OR  SERVICE  REQUIRED.

          b.  (X)  SERVICE  REQUIREMENT.  (may  not  exceed  1  year)

               1.  (  )  None
               2.  (  )  1/2  Year  of  Service
               3.  (  )  1  Year  of  Service
               4.  (X)  Other  immediate
                               -----------

          NOTE: If the Year(s) of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year. If expressed in Months of Service, an Employee will not be required to complete any specified number of Hours of Service in a particular month.

          c.  (X)  AGE  REQUIREMENT  (may  not  exceed  21)

               1.  (  )  N/A  -  No  Age  Requirement.
               2.  (  )  20  1/2
               3.  (X)   21
               4.  (  )  Other

          d. ( ) FOR NEW PLANS ONLY - Regardless of any of the above age or service requirements, any Eligible Employee who was employed on the Effective Date of the Plan shall be eligible to participate hereunder and shall enter the Plan as of such date.

D5     EFFECTIVE  DATE  OF  PARTICIPATION  (Plan  Section  3.2)
       An  Eligible  Employee  shall  become  a  Participant  as  of:

          a.  (  )  the  first  day  of  the  Plan  Year  in  which  he  met the requirements.
          b. ( ) the first day of the Plan Year in which he met the requirements, if he met the requirements in the first 6 months of the Plan Year, or as of the first day of the next succeeding Plan Year if he met the requirements in the last 6 months of the Plan Year.
          c. ( ) the earlier of the first day of the seventh month or the first day of the Plan Year coinciding with or next following the date on which he met the requirements.
          d. ( ) the first day of the Plan Year next following the date on which he met the requirements. (Eligibility must be 1/2 Year of Service or less or 1 1/2 Years of Service or less if 100% immediate vesting is selected and age 20 1/2 or less.)
          e. ( ) the first day of the month coinciding with or next following the date on which he met the requirements.
          f.  (X)  Other: Quarterly, provided that an Employee who has satisfied
                          ---------
          the maximum age and service requirements that are permissible in Section D4 above and who is otherwise entitled to participate, shall commence participation no later than the earlier of
          (a) 6 months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such participation date.

D6     VESTING  OF  PARTICIPANT'S  INTEREST  (Plan  Section  6.4(b))

          The vesting schedule, based on number of Years of Service, shall be as follows:

          a. ( ) 100% upon entering Plan. (Required if eligibility requirement is greater than one (1) Year of Service.)

          b.  (  )  0-2  years    0%       c.  (  )  0-4  years    0%
                      3  years  100%                   5  years  100%

          d.  (  )  0-1  year     0%       e.  (  )    1  year    25%
                      2  years   20%                   2  years   50%
                      3  years   40%                   3  years   75%
                      4  years   60%                   4  years  100%
                      5  years   80%
                      6  years  100%

          f.  (  )    1  year  20%         g.  (  )  0-2  years    0%
                      2  years  40%                    3  years   20%
                      3  years  60%                    4  years   40%
                      4  years  80%                    5  years   60%
                      5  years  100%                   6  years   80%
                      7  years  100%

          h.  (  ) Other - Must be at least as liberal as either c. or g. above.

                         Years  of  Service  Percentage
                         1                   33  1/3%
                         2                   66  2/3%
                         3                  100%


D7 FOR AMENDED PLANS (Plan Section 6.4(f)) If the vesting schedule has been amended to a less favorable schedule, enter the pre-amended schedule below:

     a. (X) Vesting schedule has not been amended or amended schedule is more favorable in all years.

     b.  (  )  Years  of  Service  Percentage
               ------------------  ----------
               ------------------  ----------
               ------------------  ----------
               ------------------  ----------
               ------------------  ----------
               ------------------  ----------

D8 TOP HEAVY VESTING (Plan Section 6.4(c)) If this Plan becomes a Top Heavy Plan, the following vesting schedule, based on number of Years of Service, for such Plan Year and each succeeding Plan Year, whether or not the Plan is a Top Heavy Plan, shall apply and shall be treated as a Plan amendment pursuant to this Plan. Once effective, this schedule shall also apply to any contributions made prior to the effective date of Code Section 416 and/or before the Plan became a Top Heavy Plan.

     a.  (X)  N/A  (D6a,  b,  d,  e  or  f  was  selected)

     b.  (  )  0-1  year  0%              c.  (  )  0-2  years   0%
                 2     years     20%                  3  years 100%
                 3     years     40%
                 4     years     60%
                 5     years     80%
                 6     years    100%

     NOTE: This section does not apply to the Account balances of any Participant who does not have an Hour of Service after the Plan has initially become top heavy. Such Participant's Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this section.

D9 VESTING (Plan Section 6.4(h)) In determining Years of Service for vesting purposes, Years of Service attributable to the following shall be EXCLUDED:

     a.  (  )  Service  prior to the Effective Date of the Plan     b. (X) N/A.
               or a predecessor plan.
     c.  (  )  Service prior to the time an Employee attained       d. (X) N/A.
               age 18.

D10     PLAN  SHALL  RECOGNIZE  SERVICE  WITH  PREDECESSOR  EMPLOYER

     a.  (X)  No.
     b. ( ) Yes: Years of Service with ___ shall be recognized for the purpose of this Plan.

     NOTE:  If  the  predecessor  Employer  maintained this qualified Plan, then
          Years of Service with such predecessor Employer shall be recognized pursuant to Section 1.74 and b. must be marked.

D11     NORMAL  RETIREMENT  AGE  ("NRA")  (Plan  Section  1.42)  means:

          a. (X) the date a Participant attains his 65th birthday. (not to exceed 65th)
          b. ( ) the later of the date a Participant attains his ___ birthday (not to exceed 65th) or the c. __ (not to exceed 5th) anniversary of the first -- day of the Plan Year in which participation in the Plan commenced.

D12     NORMAL  RETIREMENT  DATE  (Plan  Section  1.43)  shall  commence:

          a.  (X)  as  of  the  Participant's  "NRA."

               OR  (must  select  b.  or  c.  AND  1.  or  2.)

          b.  (  )  as  of  the  first  day  of  the  month
          c.  (  )  as  of  the  Anniversary  Date

               1. ( ) coinciding with or next following the Participant's "NRA."
               2. ( )  nearest  the  Participant's  "NRA."

D13     EARLY  RETIREMENT  DATE  (Plan  Section  1.12)  means  the:

          a.  (X) No  Early  Retirement  provision  provided.
          b.  ( ) date  on  which  a  Participant
          c. ( ) first day of the month coinciding with or next following the date on which a Participant
          d. ( ) Anniversary Date coinciding with or next following the date on which a Participant

          AND,  if  b.,  c.  or  d.  was  selected

               1.  (  )  attains  his  ___  birthday  and  has
               2.  (  )  completed  at  least  ___  Years  of  Service.

CONTRIBUTIONS,  ALLOCATIONS  AND  DISTRIBUTIONS


E1 a. COMPENSATION (Plan Section 1.9) with respect to any Participant means:

          1.  (X)  Wages,  tips  and  other  Compensation  on  Form  W-2.
          2.  (  )  Section  3401(a)  wages  (wages  for  withholding purposes).
          3.  (  )  415  safe-harbor  compensation.

          AND  COMPENSATION

          1.  (X)  shall
          2.  (  )  shall  not

          exclude (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits.

     b.   COMPENSATION shall be

          1.  (X)  actually  paid  (must  be  selected  if  Plan  is integrated)
          2.  (  )  accrued

     c. HOWEVER, FOR NON-INTEGRATED PLANS, Compensation shall exclude (select all that apply):

          1.  (X)  N/A.  No  exclusions
          2.  (  )  overtime
          3.  (  )  bonuses
          4.  (  )  commissions
          5.  (  )  other  ___


     d.   FOR  PURPOSES  OF  THIS  SECTION  E1,  Compensation shall be based on:

          1. (X)the  Plan  Year.
          2. ( )the Fiscal Year coinciding with or ending within the Plan Year.
          3. ( )the  Calendar  Year  coinciding with or ending within the Plan
             Year.

     NOTE: The Limitation Year shall be the same as the year on which Compensation is based.

     e. HOWEVER, for an Employee's first year of participation, Compensation shall be recognized as of:

          1.  ( )  the  first  day  of  the  Plan  Year.
          2.  (X)  the  date  the  Participant  entered  the  Plan.

     f.   IN  ADDITION,  COMPENSATION  and  "414(s)  Compensation"
          1( ). shall 2. (X) not include compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B) or 403(b).

E2 SALARY REDUCTION ARRANGEMENT - ELECTIVE CONTRIBUTION (Plan Section 11.2) Each Employee may elect to have his Compensation reduced by:

     a.   (  )  ___%

     b.   (X)  up  to  20%
                       ---
     c.   ( )  from%  to%
     d. ( ) up to the maximum percentage allowable not to exceed the limits of Code Sections 401(k), 404 and 415.

     AND

     e. (X) A Participant may elect to commence salary reductions as of each business day (ENTER AT LEAST ONE DATE OR PERIOD). A Participant may modify the amount of salary reductions as of each business day (ENTER AT LEAST ONE DATE OR PERIOD).

     AND

          Shall cash bonuses paid within 2 1/2 months after the end of the Plan Year be subject to the salary reduction election?

     f.   (X)  Yes
     g.   (  )  No

E3   FORMULA  FOR  DETERMINING  EMPLOYER'S  MATCHING  CONTRIBUTION (Plan Section
     11.1(b))

     a.   (  )  N/A.  There  shall  be  no  matching  contributions.
     b. (X) The Employer shall make matching contributions equal to 50_% (e.g. 50%) of the Participant's salary reductions. Up to 4%
     c. ( ) The Employer may make matching contributions equal to a discretionary percentage, to be determined by the Employer, of the Participant's salary reductions.
     d. ( ) The Employer shall make matching contributions equal to the sum of ____% of the portion of the Participant's salary reduction which does not exceed ____% of the Participant's Compensation plus ____% of the portion of the Participant's salary reduction which exceeds ____ % of the Participant's Compensation, but does not exceed ____% of the Participant's Compensation.
     e. ( ) The Employer shall make matching contributions equal to the percentage determined under the following schedule:

                 Participant's Total
                  Years of Service          Matching Percentage
                 -------------------        -------------------

FOR PLANS WITH MATCHING CONTRIBUTIONS

f. (X) Matching contributions g. ( ) shall h. (X) shall not be used in satisfying the deferral percentage tests. (If used, full vesting and restrictions on withdrawals will apply and the match will be deemed to be an Elective Contribution).
i. ( ) Shall a Year of Service be required in order to share in the matching contribution?

     With  respect  to  Plan  Years  beginning  after  1989
          1. ( ) Yes (Could cause Plan to violate minimum participation and coverage requirements under Code Sections 401(a)(26) and 410)
          2.   (X)  No

     With  respect  to  Plan  Years  beginning  before  1990
          1.  (X)  N/A,  new  Plan,  or  same  as  years  beginning  after  1989
          2.  (  )  Yes
          3.  (  )  No

j. (X) In determining matching contributions, only salary reductions up to 4%of a Participant's Compensation will be matched. k. ( ) N/A
   ----
l. ( ) The matching contribution made on behalf of a Participant for any Plan Year shall not exceed $ ____. m. ( X ) N/A
                                      ------
n.   (X)  Matching  contributions  shall  be  made  on  behalf  of
          1.  (X)   all  Participants.
          2.  ( )   only  Non-Highly  Compensated  Employees.

o. ( X ) Notwithstanding anything in the Plan to the contrary, all matching contributions which relate to distributions of Excess Deferred Compensation, Excess Contributions, and Excess Aggregate Contributions shall be Forfeited. (Select this option only if it is applicable.)

E4 WILL A DISCRETIONARY EMPLOYER CONTRIBUTION BE PROVIDED (OTHER THAN A DISCRETIONARY MATCHING OR QUALIFIED NON-ELECTIVE CONTRIBUTION) (Plan
     Section  11.1(c))?

     a.  (  )  No.
     b. ( ) Yes, the Employer may make a discretionary contribution out of its current or accumulated Net Profit.
     c. (X) Yes, the Employer may make a discretionary contribution which is not limited to its current or accumulated Net Profit.

     IF YES (b. or c. is selected above), the Employer's discretionary contribution shall be allocated as follows:

     d.   (X)  FOR  A  NON-INTEGRATED  PLAN

     The Employer discretionary contribution for the Plan Year shall be allocated in the same ratio as each Participant's Compensation bears to the total of such Compensation of all Participants.

     e.   (  )  FOR  AN  INTEGRATED  PLAN

     The Employer discretionary contribution for the Plan Year shall be allocated in accordance with Plan Section 4.3(b)(2) based on a Participant's Compensation in excess of:

          f.  (  )  The  Taxable  Wage  Base.
          g.  (  )  The  greater  of  $10,000  or  20% of the Taxable Wage Base.
          h.  (  )  ____%  of  the  Taxable  Wage  Base.  (See  Note  below)
          i.  (  )  $___.  (see  Note  below)

     NOTE:  The  integration  percentage  of  5.7%  shall  be  reduced  to:

               1. 4.3% if h. or i. above is more than 20% and less than or equal to 80% of the Taxable Wage Base.
               2. 5.4% if h. or i. above is less than 100% and more than 80% of the Taxable Wage Base.

E5     QUALIFIED  NON-ELECTIVE  CONTRIBUTIONS  (Plan  Section  11.1(d))

     a. ( ) N/A. There shall be no Qualified Non-Elective Contributions except as provided in Sections 11.5(b) and 11.7(h)
     b. ( ) The Employer shall make a Qualified Non-Elective Contribution equal to ___% of the total Compensation of all Participants eligible to share in the allocations.
     c. (X) The Employer may make a Qualified Non-Elective Contribution in an amount to be determined by the Employer.

E6     FORFEITURES  (Plan  Section  4.3(e))

     a. Forfeitures of contributions other than matching contributions shall be

          1.   (X)  added  to  the  Employer's  contribution  under  the  Plan.
          2. ( ) allocated to all Participants eligible to share in the allocations in the same proportion that each Participant's Compensation for the year bears to the Compensation of all Participants for such year.

     b.  Forfeitures  of  matching  contributions  shall  be

          1.   ( )  N/A.  No  matching  contributions or match is fully vested.
          2.   (X)  used  to  reduce  the  Employer's  matching  contribution.
          3. ( ) allocated to all Participants eligible to share in the allocations in proportion to each such Participant's Compensation for the year.
          4. ( ) allocated to all Non-Highly Compensated Employee's eligible to share in the allocations in proportion to each such Participant's Compensation for the year.

E7 ALLOCATIONS TO ACTIVE PARTICIPANTS (Plan Section 4.3) With respect to Plan Years beginning after 1989, a Participant

     a.  (  )  shall  (Plan  may  become  discriminatory)
     b.  (X  )  shall  not

     be required to complete a Year of Service in order to share in any Non-Elective Contributions (other than matching contributions) or Qualified Non-Elective Contributions. For Plan Years beginning before 1990, the Plan provides that a Participant must complete a Year of Service to share in the allocations.

E8   ALLOCATIONS  TO  TERMINATED  PARTICIPANTS  (Plan  Section  4.3(k))  Any
     Participant who terminated employment during the Plan Year (i.e. not actively employed on the last day of the Plan Year) for reasons other than death, Total and Permanent Disability or retirement:

     a. With respect to Employer Non-Elective Contributions (other than matching), Qualified Non-Elective Contributions, and Forfeitures:

          1.  For  Plan  Years  beginning  after  1989,

               i.   ( )  N/A,  Plan  does  not  provide for such contributions.
               ii. ( ) shall share in the allocations provided such Participant completed more than 500 Hours of Service.
               iii. ( )  shall  share  in  such  allocations  provided  such
                    Participant  completed  a  Year  of  Service.
               iv. (X) shall not share in such allocations, regardless of Hours of Service.

          2.  For  Plan  Years  beginning  before  1990,

               i. (X) N/A, new Plan, or same as for Plan Years beginning after 1989.
               ii. ( ) shall share in such allocations provided such Participant completed a Year of Service.
               iii. ( ) shall not share in such allocations, regardless of Hours of  Service.

          NOTE: If a.1.iii or iv is selected, the Plan could violate minimum participation and coverage requirements under Code Sections 401(a)(26) and 410.

          b. With respect to the allocation of Employer Matching Contributions, a Participant:

          1.  For  Plan  Years  beginning  after  1989,

               i.   (  )  N/A, Plan does not provide for matching contributions.
               ii. ( ) shall share in the allocations, regardless of Hours of Service.
               iii. ( ) shall share in the allocations provided such Participant completed  more  than  500  Hours  of  Service.
               iv. ( ) shall share in such allocations provided such Participant completed a Year of Service.
               v. (X) shall not share in such allocations, regardless of Hours of Service.

          2.  For  Plan  Years  beginning  before  1990,

               i.   (X)  N/A,  new  Plan, or same as years beginning after 1989.
               ii. ( ) shall share in the allocations, regardless of Hours of Service.
               iii. (  )  shall  share  in  such  allocations  provided  such
                    Participant  completed  a  Year  of  Service.
               iv. ( ) shall not share in such allocations, regardless of Hours of Service.

          NOTE: If b.1.iv or v is selected, the Plan could violate minimum participation and coverage requirements under Code Section 401(a)(26) and 410.

E9     LIMITATIONS  ON  ALLOCATIONS  (Plan  Section  4.4)

     a. If any Participant is or was covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan, or if the Employer maintains a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(l)(2), under which amounts are treated as Annual Additions with respect to any Participant in this Plan:

          1.   (X)  N/A.
          2. ( ) The provisions of Section 4.4(b) of the Plan will apply as if the other plan were a Master or Prototype Plan.
          3. ( ) Provide the method under which the Plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

     b. If any Participant is or ever has been a Participant in a defined benefit plan maintained by the Employer:

          1.   (X)  N/A.
          2. ( ) In any Limitation Year, the Annual Additions credited to the Participant under this Plan may not cause the sum of the Defined Benefit Plan Fraction and the Defined Contribution Fraction to exceed 1.0. If the Employer's contribution that would otherwise be made on the Participant's behalf during the limitation year would cause the 1.0 limitation to be exceeded, the rate of contribution under this Plan will be reduced so that the sum of the fractions equals 1.0. If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with Section 4.4(a)(4) of the Plan.
          3. ( ) Provide the method under which the Plans involved will satisfy the 1.0 limitation in a manner that precludes Employer discretion.

E10 DISTRIBUTIONS UPON DEATH (Plan Section 6.6(h)) Distributions upon the death of a Participant prior to receiving any benefits shall

     a. (X) be made pursuant to the election of the Participant or beneficiary.
     b. ( ) begin within 1 year of death for a designated beneficiary and be payable over the life (or over a period not exceeding the life expectancy) of such beneficiary, except that if the beneficiary is the Participant's spouse, begin within the time the Participant would have attained age 70 1/2.
     c.   (  )  be  made  within  5  years  of  death  for  all  beneficiaries.
     d.   (  )  other  ___

E11 LIFE EXPECTANCIES (Plan Section 6.5(f)) for minimum distributions required pursuant to Code Section 401(a)(9) shall

     a.   ( )   be  recalculated  at  the  Participant's  election.
     b.   (X)   be  recalculated.
     c.   ( )   not  be  recalculated.

E12 CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION Distributions upon termination of employment pursuant to Section 6.4(a) of the Plan shall not be made unless the following conditions have been satisfied:

     a. (X) N/A. Immediate distributions may be made at Participant's election.
     b.   ( )  The  Participant  has  incurred ____ 1-Year Break(s) in Service.
     c.   ( )  The Participant has reached his or her Early or Normal Retirement
          Age.
     d. ( ) Distributions may be made at the Participant's election on or after the Anniversary Date following termination of employment.
     e.   ( )  Other  ___

E13 FORM OF DISTRIBUTIONS (Plan Sections 6.5 and 6.6) Distributions under the Plan may be made

     a.   1.  ( )  in  lump  sums.
          2.  (X)  in  lump  sums  or  installments.

     b.  AND,  pursuant  to  Plan  Section  6.13,

          1.  (X)  no  annuities  are allowed (avoids Joint and Survivor rules).
          2.  ( )  annuities  are  allowed (Plan Section 6.13 shall not apply).

     NOTE: b.1. above may not be elected if this is an amendment to a plan which permitted annuities as a form of distribution or if this Plan has accepted a plan to plan transfer of assets from a plan which permitted annuities as a form of distribution.

     c.   AND,  may  be  made  in

          1.  (X)  cash  only  (except  for  insurance  or  annuity  contracts).
          2.  ( )  cash  or  property.

TOP  HEAVY  REQUIREMENTS


F1 TOP HEAVY DUPLICATIONS (Plan Section 4.3(i)): When a Non-Key Employee is a Participant in this Plan and a Defined Benefit Plan maintained by the Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits.

     a.   (X)  The  Employer  does  not  maintain  a  Defined  Plan.
     b. ( ) A minimum, non-integrated contribution of 5% of each Non-Key Employee's total Compensation shall be provided in this Plan, as specified in Section 4.3(i). (The Defined Benefit and Defined Contribution Fractions will be computed using 100% if this choice is selected.)
     c. ( ) A minimum, non-integrated contribution of 7 1/2% of each Non-Key Employee's total Compensation shall be provided in this Plan, as specified in Section 4.3(i). (If this choice is selected, the Defined Benefit and Defined Contribution Fractions will be computed using 125% for all Plan Years in which the Plan is Top Heavy, but not Super Top Heavy.)
     d. ( ) Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415(e).

F2 PRESENT VALUE OF ACCRUED BENEFIT (Plan Section 2.2) for Top Heavy purposes where the Employer maintains a Defined Benefit Plan in addition to this Plan, shall be based on

     a.   (X)  N/A.  The  Employer  does  not  maintain  a defined benefit plan.

     b.   (  )  Interest  Rate:  ____

                 Mortality  Table:  ____

F3 TOP HEAVY DUPLICATIONS: Employer maintaining two (2) or more Defined Contribution Plans.

     a.   (X)  N/A.
     b. ( ) A minimum, non-integrated contribution of 3% of each Non-Key Employee's total Compensation shall be provided in the Money Purchase Plan (or other plan subject to Code Section 412), where the Employer maintains two (2) or more non-paired Defined Contribution Plans.
     c. ( ) Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415(e).

MISCELLANEOUS

G1   LOANS  TO  PARTICIPANTS  (Plan  Section  7.5)

     a.   (X)  Yes,  loans  may  be  made  up to $50,000 or 1/2 Vested interest.
     b.   ( )  No,  loans  may  not  be  made.

     If   YES,  (check  all  that  apply)

     c.   (X)  loans  shall  be  treated  as  a  Directed  Investment.
     d.   ( )  loans  shall  only  be made for hardship or financial necessity.
     e.   (X)  the  minimum  loan  shall  be  $500.

     NOTE: Department of Labor Regulations require the adoption of a SEPARATE written loan program setting forth the requirements outlined in Plan
          Section  7.5.

G2 DIRECTED INVESTMENT ACCOUNTS (Plan Section 4.8) are permitted for the interest in any one or more accounts.

     a.   (X) Yes, regardless of the Participant's Vested interest in the Plan.
     b. ( ) Yes, but only with respect to the Participant's Vested interest in the Plan.
     c.   ( ) Yes,  but  only  with  respect  to those accounts which are 100%
          Vested.
     d.   ( )  No  directed  investments  are  permitted.

G3   TRANSFERS  FROM  QUALIFIED  PLANS  (Plan  Section  4.6)

     a. (X) Yes, transfers from qualified plans (and rollovers) will be allowed.
     b. ( ) No, transfers from qualified plans (and rollovers) will not be allowed.

     AND, transfers  shall  be  permitted

     c.   (X)  from  any  Employee,  even  if  not  a  Participant.
     d.   ( )  from  Participants  only.

G4   EMPLOYEES'  VOLUNTARY  CONTRIBUTIONS  (Plan  Section  4.7)

     a.   ( ) Yes, Voluntary Contributions are allowed subject to the limits of
          Section  4.10
     b.   (X)  No,  Voluntary  Contributions  will  not  be  allowed.

     NOTE: TRA '86 subjects voluntary contributions to strict discrimination rules.

G5   HARDSHIP  DISTRIBUTIONS  (Plan  Sections  6.11  and  11.8)

     a.   (X)  Yes,  from  any  accounts.
     b.   ( )  Yes,  from  Participant's  Elective  Account  only.
     c.   ( )  Yes,  but  limited  to  the  Participant's  Account  only.
     d.   ( )  No.

     NOTE: Distributions from a Participant's Elective Account are limited to the portion of such account attributable to such Participant's Deferred Compensation and earnings attributable thereto up to December 31, 1988. Also hardship distributions are not permitted from a Participant's Qualified Non-Elective Account.

G6     PRE-RETIREMENT  DISTRIBUTION  (Plan  Section  6.10)

     a. (X) If a Participant has reached the age of 59 1/2, distributions may be made, at the Participant's election, from any accounts without requiring the Participant to terminate employment.
     b.   ( )  No  pre-retirement  distribution  may  be  made.

     NOTE:Distributions  from  a  Participant's Elective Account and Qualified
          Non-Elective  Account  are  not  permitted  prior  to  age  59  1/2.

The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the plan is qualified under Code Section 401. In order to obtain reliance with respect to plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

This Adoption Agreement may be used only in conjunction with basic Plan document
01. This Adoption Agreement and the basic Plan document shall together be known as Automatic Data Processing Non-Standardized 401(k) Profit Sharing Plan and Trust 01-001.

The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.

Automatic Data Processing will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan. Furthermore, in order to be eligible to receive such notification, we agree to notify Automatic Data Processing of any change in address.

IN WITNESS WHEREOF, the Employer and Trustee hereby cause this Plan to be executed on August 21, 2001.
              -----------------

EMPLOYER:

Exelixis,  Inc.

By:______________________


_________________________              ___________________________
       TRUSTEE                                   TRUSTEE

_________________________              ___________________________
       TRUSTEE                                   TRUSTEE

_________________________
       TRUSTEE

PARTICIPATING  EMPLOYER:

________________________
     (enter  name)

By:_____________________

With regard to any questions regarding the provisions of the Plan, adoption of the Plan, or the effect of an opinion letter from the IRS, call or write (this information must be completed by the sponsor of this Plan or its designated representative):

Name          _________________________________________________________________

Address       _________________________________________________________________

              _________________________________________________________________

Telephone    (     ) __________________________________________________________